Exhibit (d)(2)

                  Auction Market Preferred Shares, Series B

NUMBER 1                                                           480 SHARES

                        MUNIYIELD FLORIDA INSURED FUND

ORGANIZED AS A BUSINESS TRUST UNDER THE LAWS               SEE REVERSE FOR
OF THE COMMONWEALTH OF MASSACHUSETTS                       CERTAIN DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY           CUSIP #

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
THIS CERTIFIES THAT
                                                       CEDE & CO.

IS THE OWNER OF FOUR HUNDRED AND EIGHTY

FULLY PAID AND NON-ASSESSABLE AUCTION MARKET PREFERRED SHARES OF BENEFICIAL INTEREST, PAR VALUE $.05 PER SHARE, LIQUIDATION
PREFERENCE $25,000 PER SHARE PLUS AN AMOUNT EQUAL TO ACCUMULATED BUT UNPAID DIVIDENDS THEREON (WHETHER OR NOT EARNED OR DECLARED) OF

                                                   MUNIYIELD FLORIDA INSURED FUND

TRANSFERABLE ON THE BOOKS OF SAID TRUST IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY
ENDORSED.

THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

This certificate and the shares represented hereby are issued and shall be held subject to all provisions of the Declaration of
Trust, dated August 24, 1992 (a copy of which has been filed with the Secretary of State of the Commonwealth of Massachusetts), and
of the By-Laws of the Trust and of all the amendments from time to time made thereto. The Declaration of Trust provides that the name MuniYield Florida Insured Fund refers to the Trustees under the Declaration collectively as Trustees and not as individuals or personally, and no Trustee, shareholder, officer, employee or agent of the Trust may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim otherwise in connection with the affairs of the Trust but the Trust property only shall be liable.

IN WITNESS WHEREOF, MUNIYIELD FLORIDA INSURED FUND HAS CAUSED ITS SEAL TO BE HERETO AFFIXED AND THIS CERTIFICATE TO BE EXECUTED IN
ITS NAME AND BEHALF BY ITS DULY AUTHORIZED OFFICERS.

Dated:            , 2004

Countersigned and Registered:

        THE BANK OF NEW YORK                                                                                                  (seal)
        (New York)                Transfer Agent                                                       -----------------------------
                                                                                                        Vice President


By:     ________________________________________________________________                                                      (seal)
         Authorized Signature                                                                           ----------------------------
                                                                                                        Secretary

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THE TRANSFER OF THE AUCTION MARKET PREFERRED SHARES REPRESENTED HEREBY IS
SUBJECT TO THE RESTRICTIONS CONTAINED IN THE TRUST'S CERTIFICATE OF DESIGNATION. THE TRUST WILL FURNISH INFORMATION ABOUT SUCH RESTRICTIONS TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON REQUEST TO THE SECRETARY OF THE TRUST.

                        MUNIYIELD FLORIDA INSURED FUND

     A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class and series of shares of beneficial interest which the Trust is authorized to issue and the differences in the relative rights and preferences between the shares of each class and series to the extent that they have been set, and the authority of the Board of Trustees to set the relative rights and preferences of subsequent classes and series, will be furnished by the Trust to any shareholder, without charge, upon request to the Secretary of the Trust at its principal office.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

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
TEN COM--as tenants in common               UNIF GIFT MIN ACT--_______  Custodian _______
TEN ENT--as tenants by the entireties                           (Cust)            (Minor)
JT TEN --as joint tenants with right          under Uniform Gifts to Minors Act ___________
         of survivorship and not as                                               (State)
         tenants in common
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     Additional abbreviations also may be used though not in the above list.

For value received, ______________________ hereby sell, assign and transfer unto

Please insert social securities or other identifying number of assignee

 ___________________________________________
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|___________________________________________|


________________________________________________________________________________
(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________shares of the shares of beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint
________________________________________________________________________________
Attorney to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Dated:________________________



                           ________________________________________
                NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.